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Exhibit 99.6

FORM OF
NOMINEE HOLDER CERTIFICATION
ONCONOVA THERAPEUTICS, INC.

        The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (the "Subscription Rights") to purchase units ("Units") of Onconova Therapeutics, Inc. (the "Company"), said Units each comprised of                share of common stock ("Common Stock") and                 warrant to purchase an additional share of Common Stock (a "Warrant") pursuant to the Subscription Rights offering described and provided for in the Company's Prospectus dated                         , 2016, hereby certifies to the Company and to Wells Fargo Bank, N.A., as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus), the number of Units specified below, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Privilege, each such beneficial owner's Basic Subscription Right has been exercised in full:

Number of Shares Owned on the Record Date	Individual Soliciting Broker (if any)	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over-Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.

Name of Nominee Holder

By:

Name:

Title:

Phone Number:

Fax Number:

Dated:

Provide the following information, if applicable:
DTC Participate Number
DTC Participant

By:

Name:

Title:

DTC Bank Subscription Confirmation Number(s)

Dated:

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  Exhibit 99.6
FORM OF NOMINEE HOLDER CERTIFICATION ONCONOVA THERAPEUTICS, INC.